Exhibit 10.28

PENSION EQUALIZATION PLAN

OF NEW JERSEY RESOURCES CORPORATION

Originally Effective as of February 27, 1991
Amended and Restated as of January 1, 2005

PENSION EQUALIZATION PLAN
OF NEW JERSEY RESOURCES CORPORATION

The Pension Equalization Plan of New Jersey Resources Corporation (the "Plan") was originally authorized and adopted by the Board of Directors of New Jersey Resources (the "Corporation") effective as of February 27, 1991and is now amended and restated effective January 1, 2005. The purpose of the Plan is to provide certain supplemental benefits to certain select management or highly compensated employees who are participants in the Plan for Retirement Allowances for Non-Represented Employees of New Jersey Natural Gas Company (the "Qualified Plan").

All benefits payable under the Plan, which is intended to constitute both an unfunded excess benefit plan under Section 3(36) of Title I of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and a nonqualified, unfunded deferred compensation plan for a select group of management or highly compensated employees under ERISA, shall be paid out of the general assets of the Corporation. The Corporation may establish and fund a trust in order to aid it in providing benefits due under the Plan.

Benefits payable to any participant of the Plan who terminated employment before January 1, 2005 shall be governed by the provisions of the Plan as in effect at the time of termination, except as otherwise specifically stated elsewhere herein. Benefits accruing and /or vesting under the Plan after December 31, 2004 are subject to the provisions of Code Section 409A. Benefits that accrued and became vested under the Plan prior to January 1, 2005 are not subject to Code Section 409A unless the provisions of the Plan relating to such benefits are materially modified after October 3, 2004. On and before December 31, 2008, to the extent applicable, the Plan administrator has administered the Plan in accordance with the provisions of Section 409A of the Code as enacted by the American Jobs Creation Act of 2004 and regulations and other applicable guidance issued thereunder, including but not limited to the applicable transition rules (collectively “Code Section 409A”).

ARTICLE I
DEFINITIONS

The following terms when capitalized herein shall have the meanings assigned below.

1.01
Accrued Basic Retirement Allowance shall mean a Participant’s “Accrued Retirement Allowance” (as such term is defined in the Qualified Plan) under the Qualified Plan attributable to the Participant’s “Basic Allowance” (as such term is defined in the Qualified Plan) under the Qualified Plan determined, for purposes of calculating the amount of benefits under Section 2.02, 2.08, and Appendices A, B, C, D and E prior to the application of any offset required pursuant to Section 4.9 (Non-duplication of benefits) of the Qualified Plan.

1.02
Actuarial Equivalent shall mean a benefit of equivalent value to another benefit determined using the factors specified in the Qualified Plan for a similar determination, unless otherwise provided in the Plan.  With regard to the Non-Grandfathered Benefit, Actuarial Equivalent will not violate Code Section 409A.

1.03
Affiliate shall mean any division, subsidiary or affiliated company of the Corporation not participating in the Plan, which is an “Affiliate” as defined in the Qualified Plan but only to the extent such “Affiliate” is required to be treated as the Corporation for purposes of the applicable provision of Code Section 409A.

1.04
Beneficiary shall mean the person designated to receive benefits after a Participant's death; provided, however, that if a Participant elects Option C under Section 2.04(c), he or she may elect a primary Beneficiary and a secondary Beneficiary.  A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee.  The last such designation received by the Committee shall be controlling, provided however, that no designation or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death or the Participant’s Benefit Commencement Date, if earlier, and in no event shall it be effective as of a date prior to such receipt.

1.05
Benefit Commencement Date shall mean, unless the Plan expressly provides otherwise, the first day of the first period following the Participant’s Separation from Service for which an amount is due as an annuity or any other form.  The Benefit Commencement Date under the Plan is determined without regard to any delay in payment pursuant to Section 2.06 or Section 2.10.

1.06	Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.07	Committee shall mean the Benefit Administration Committee of the Corporation or any successor thereto.

1.08	Corporation shall mean New Jersey Resources Corporation, or any successor by merger, purchase or otherwise.

1.09
Disabled shall mean totally disabled and permanently in accordance with a determination by the Social Security Administration.  Sufficient proof of such determination shall be provided to the Administrator in order for a Participant to be determined Disabled under the Plan.

1.10	Effective Date shall mean February 27, 1991.

1.21	Spouse shall mean a person of the opposite sex of the Participant who is the Participant’s husband or wife as provided in the Defense of Marriage Act of 1996.

1.22	Surviving Spouse shall mean the Spouse of the Participant to whom the Participant has been married throughout the one-year period ending on the date of the Participant’s death.

1.23
Unreduced Benefit Commencement Date shall mean the earliest date as of which a Participant could commence receiving his or her Accrued Basic Retirement Allowance under the Qualified Plan without reduction for early commencement, regardless of whether or not the Participant actually commences payment of his or her Accrued Basic Retirement Allowance under the Qualified Plan as of such date.

ARTICLE II
PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS

2.01	Participation

(a) Eligible Employees participating in the Plan on December 31, 2006 shall continue to be a Participant in the Plan thereafter in accordance with the terms of the Plan.

(b)
Effective on and after January 1, 2007, except as otherwise provided in an Appendix, an Eligible Employee shall become a Participant of the Plan on the first day of calendar year next following the date he or she is approved for participation in the Plan by the Committee.

(c)
A Participant's participation in the Plan shall terminate upon the Participant's death or other Separation from Service, unless a benefit is payable under the Plan with respect to the Participant or his or her Beneficiary under the provisions of this Article II.

2.02
Amount of Benefits

Except asotherwise provided in an Appendix and prior to adjustment in accordance with Section 2.04, as of each Participant’s Benefit Commencement Date, the Participant’s benefit under this Article II shall be a monthly payment for the life of the Participant and shall equal the excess, if any, of (a) over (b) as calculated as of Separation from Service (except as provided in Section 2.07(c)) and determined as follows:

(a)
the monthly Accrued Basic Retirement Allowance that would have been payable beginning on the Participant’s Benefit Commencement Date in the form of a life annuity under the terms of the Qualified Plan, determined without regard to the limitations imposed by Section 401(a)(4) of the Code, the limitation on compensation imposed by Section 401(a)(17) of the Code, or the maximum limitation on benefits imposed by Section 415 of the Code without regard to any election to defer compensation under the New Jersey Resources Corporation Officer’s Deferred Compensation Plan (or a successor plan) and without regard to any accruals under the Qualified Plan because of a disability if such accruals relate to any period after which a Participant has commenced his benefit under this Plan;

over

(b)
the monthly Accrued Basic Retirement Allowance that would have been payable beginning on the Participant’s Benefit Commencement Date in the form of a life annuity under the terms of the Qualified Plan without regard to any accruals under the Qualified Plan because of a disability if such accruals relate to any period after which a Participant has commenced his benefit under this Plan;

The foregoing determination shall be made as of the Participant’s Benefit Commencement Date, with any adjustment for commencement before or after the Participant's Normal Retirement Date made using the applicable adjustment factors under the Qualified Plan.

2.03
Vesting

Except as otherwise provided in Section 4.04 or an Appendix, a Participant shall be vested in, and have a nonforfeitable right to, the benefits payable under this Article II upon the later of the date he or she becomes a Participant in the Plan and the date he or she has a vested and nonforfeitable right to an Accrued Basic Retirement Allowance under the Qualified Plan.

2.04	Form of Payment

(a)
Except as otherwise provided in Appendix A, the benefit under Section 2.02 of a Participant whose Benefit Commencement Date is prior to January 1, 2007 shall be paid in the same form of payment in which the Participant receives his or her Accrued Basic Retirement Allowance under the Qualified Plan.

(b)
Except as otherwise provided in Appendix A, unless a Participant has made a valid election under paragraph (c) below of an optional form of payment, the benefit under Section 2.02 of a Participant whose Benefit Commencement Date is on or after January 1, 2007 shall be paid in accordance with (i) and (ii) below:

		(i)	The Grandfathered Benefit shall be paid in the same form of payment in which the Participant receives his or her Accrued Basic Retirement Allowance under the Qualified Plan.
		(ii)	The Non-Grandfathered Benefit shall be paid as follows:

			(A)	If the Participant does not have a Spouse on his or her Benefit Commencement Date, a single life annuity for the life of the Participant, with no payments after his or her death.

(B)
If the Participant does have a Spouse on his or her Benefit Commencement Date, a reduced benefit of Actuarial Equivalent value to the Non-Grandfathered Benefit, which shall be payable for the Participant’s life and after his or her death 50% of such reduced amount shall be payable during the life of, and to the Spouse whom the Participant was married on his or her Benefit Commencement Date.

(c)
Subject to paragraph (d) below, except as otherwise provided in Appendix A, a Participant whose Benefit Commencement Date is on or after January 1, 2007 may elect to convert the Non-Grandfathered Benefit otherwise payable to him or her into an optional benefit of Actuarial Equivalent value as provided in one of the options set forth below:

Option A:  A reduced benefit payable during the Participant’s life and after his or her death payable during the life of, and to the Participant’s Beneficiary.

Option B:  A reduced benefit payable during the Participant’s life and after his or her death 50% of such reduced amount payable during the life of, and to the Participant’s Beneficiary.

Option C:  Effective January 1, 2008, a reduced benefit payable during the Participant’s life and after his or her death 75% of such reduced amount payable during the life of, and to the Participant’s Beneficiary.

Option D:  A reduced benefit payable during the Participant’s life, and if the Participant dies within 120 months of his or her Benefit Commencement Date, the remaining balance of such 120 monthly payments shall be paid to the Participant’s primary Beneficiary (or the Participant’s secondary Beneficiary, if one has been designated and if the primary Beneficiary is not then alive); provided, however, that if the primary Beneficiary (or the secondary Beneficiary, if one has been designated, if the primary Beneficiary is not alive on the Participant’s date of death) does not survive the 120-month period, a lump sum payment of Actuarial Equivalent value to the remaining payments shall be paid to the estate of the last to survive of the Participant, the primary Beneficiary, and the secondary Beneficiary.

Option E:  A benefit payable for the Participant’s life with no payments after his or her death.
Except as otherwise provided in an Appendix, Actuarial Equivalent value shall be determined as of the Participant’s Benefit Commencement Date for purposes of adjusting the benefit determined under Section 2.02.

(d)
Notwithstanding the foregoing, subject to the provisions of Code Section 409A and except as otherwise provided in Appendix A, a Participant’s election to receive his or her Non-Grandfathered Benefit in an optional form of payment as described in paragraph (c) above shall be effective as of the Participant’s Benefit Commencement Date, provided that the Participant makes and submits to the Committee his or her election of an optional form of payment prior to his or her Benefit Commencement Date. Any election hereunder as to an optional form of payment may be revoked prior to the Participant’s Benefit Commencement Date.  A Participant whose Benefit Commencement Date is on or after January 1, 2007 and who does not have a valid form of payment election on file with the Committee on his or her Benefit Commencement Date, shall receive his or her Non-Grandfathered Benefit in accordance with paragraph (b) of this Section 2.04.

(e)
If the Actuarial Equivalent value of the benefits to be paid under the Plan and all plans that are required to be aggregated with the Plan under Code Section 409A is less than or equal to the applicable dollar amount under Section 402(g)(1)(B) of the Code, such benefit shall be paid in one lump sum.

2.05	Timing of Payment

(a)
Except as otherwise provided in Appendix A and subject to Section 2.06, the Benefit Commencement Date of a Participant whose Qualified Plan Annuity Starting Date is prior to January 1, 2007 shall be such Qualified Plan Annuity Starting Date.

(b)
Except as otherwise provided in Section 2.07(b) or an Appendix and subject to Section 2.06, unless a Participant has made a valid election under paragraph (c) below of an optional Benefit Commencement Date, the Benefit Commencement Date of a Participant whose benefits under the Plan have not commenced by January 1, 2007 shall be determined in accordance with (i) and (ii) below:

(i)	The Benefit Commencement Date for the Participant’s Grandfathered Benefit shall be the Participant’s Qualified Plan Annuity Starting Date.

(ii)	The Benefit Commencement Date for the Participant’s Non-Grandfathered Benefit shall be the first day of the month following the later of:

	(A)	the Participant’s Separation from Service; and

		(B)	(I)
the first day of the month following the month in which the Participant’s 60th birthday occurs, if the Participant has completed at least 20 or more years of “Credited Service” (as such term is defined in the Qualified Plan as defined in the Qualified Plan on January 1, 2009); or

(II)
the first day of the month following the month in which the Participant’s 65th birthday occurs, if the Participant has not completed at least 20 years of “Credited Service” (as such term is defined in the Qualified Plan as of January 1, 2009).

(c)
In lieu of the Benefit Commencement Date specified in paragraph (b) above and subject to Section 2.06, a Participant whose benefits under the Plan have not commenced by January 1, 2007 and who is not eligible for benefits under Appendix A may elect to have the Benefit Commencement Date applicable to his or her Non-Grandfathered Benefit be one of the following dates:

	(i)	the first day of the month following the Participant’s Separation from Service; or

(ii)
the first day of the month following the later of the Participant’s Separation from Service and the date specified by the Participant, provided that such specified date may not be earlier than age 55 nor later than the first day of the month following the Participant’s 65th birthday;

provided, however, that unless the Participant has completed at least 20 years of “Credited Service” (as such term is defined in the Qualified Plan on January 1, 2009 or, if applicable, as provided in an Appendix) as of his or her Separation from Service, the Participant’s election under this paragraph (c) shall not be given effect.

(d)
Upon the Committee’s approval of an Eligible Employee’s initial participation in the Plan but prior to the calendar year in which such Eligible Employee’s participation is effective (except as otherwise provided for in an Appendix in accordance with Code Section 409A), the Eligible Employee may elect a Benefit Commencement Date set forth in paragraph (b) above and such election shall become effective and irrevocable, except as allowed in paragraph (e) below and otherwise in accordance with Code Section 409A, on the date the Eligible Employee becomes a participant in the Plan provided such election is received by the Committee prior to such date.

(e)
Unless otherwise made in accordance with paragraph (d) above or as otherwise provided under the provisions of Code Section 409A for a Participant who is employed on or after January 1, 2008, an election pursuant to paragraph (c) above:

	(i)	shall become effective 12 months after the date such election is made;

	(ii)	must be made at least 12 months prior to the date payments to the Participant would otherwise commence pursuant to the Plan; and

(iii)
the new Benefit Commencement Date under such election must be at least 5 years after the date payments to the Participant would otherwise commence pursuant to  the Plan above.
Notwithstanding the foregoing provisions of this paragraph (e), an election pursuant to paragraph (c) that is made in accordance with a transition rule or other applicable provision under Code Section 409A shall become effective on the date such election is made and shall not be subject to the 5 year delay.  For purposes of this paragraph (e), an election is deemed to be made on the date such election is received by the Committee.

Notwithstanding the foregoing provisions of this paragraph (e), an election pursuant to paragraph (c) that is made in accordance with a transition rule or other applicable provision under Code Section 409A shall become effective on the date such election is made and shall not be subject to the 5 year delay.  For purposes of this paragraph (e), an election is deemed to be made on the date such election is received by the Committee.

	(f)	Anything in the Plan to the contrary notwithstanding, no distribution shall be made that would cause the Plan to violate Code Section 409A.

2.06
Timing of Payment for a “Specified Employee”

Notwithstanding any provision of the Plan to the contrary, the actual payment of a Non-Grandfathered Benefit to a Participant who is classified as a “Specified Employee” as determined under procedures adopted by the Board of Directors of the Corporation or its delegate in accordance with Code Section 409A, on account of such Specified Employee’s Separation from Service (for reasons other than death or disability) shall not commence prior to the first day of the seventh month following the Specified Employee’s Separation from Service.  Except as otherwise provided in Appendix A, any payment of a Non-Grandfathered Benefit to the Specified Employee which he or she would have otherwise received under Section 2.02 during the six-month period immediately following such Specified Employee’s Separation from Service shall be paid with interest for that six-month period at one-half of the prime rate as published in the Wall Street Journal on the last day of the last calendar quarter that ends within such six-month period, such prime rate first rounded to the nearest .25%, within 30 days after the later of (a) the first day of seventh month following the Specified Employee’s Separation from Service, and (b) the Specified Employee’s Benefit Commencement Date.

2.07	Disability Retirement

(a)
In the event the Participant receives a Disability Retirement Allowance under the Qualified Plan, the Grandfathered Benefit shall be paid at the same time and in the same form as, and subject to the same rules as (including the suspension and termination provisions), the Participant’s Disability Retirement Allowance under the Qualified Plan.  Such benefit shall not be reduced for early commencement.

(b)
At the time an Eligible Employee makes his election under Section 2.05(d) or, on or prior to December 31, 2008, as otherwise allowed under Code Section 409A, the Eligible Employee may elect to receive his Non-Grandfathered Benefit under the Plan at the time he is determined to be Disabled.  Such Non-Grandfathered Benefit is called his “Disability Retirement Benefit”.  If the Eligible Employee fails to submit an election at this time, he or she shall not be eligible to receive a Disability Retirement Benefit.

(c)
In the event a Participant who elected a Disability Retirement Benefit in accordance with Section 2.07(b) becomes Disabled, his Benefit Commencement Date shall be on the date he or she is considered Disabled and his benefit shall be calculated in accordance with Section 2.02 as of such Benefit Commencement Date. Such benefit shall not be reduced for early commencement.

(d)
In the event a Participant does not elect, or is deemed not to elect, a Disability Retirement Benefit under Section 2.07(b) but is otherwise Disabled or is receiving long term disability benefits under a long term disability plan maintained by the Corporation or an Affiliate, then such Participant shall continue to accrue benefits as provided in the Qualified Plan until the later of his or her Separation from Service or the date his or her non-grandfathered benefits are scheduled to commence under this Plan in accordance with Section 2.05.

2.08	Death

(a)
If a Participant who is vested in a benefit under the Plan dies before his or her Benefit Commencement Date, such Participant’s Surviving Spouse, if any, shall receive a monthly payment for life commencing as of the month coincident with or next following the Participant’s date of death.

(b)
Except as otherwise provided in paragraph (c) below, the benefit payable to the Surviving Spouse of a Participant who dies before his Benefit Commencement Date and either (A) while in active service with the Corporation or any Affiliate or (B) while accruing benefits under Section 2.07(c) shall be equal to the excess, if any, of (i) over (ii) as follows:

(i)
50% of the monthly Accrued Basic Retirement Allowance that would have been payable to the Participant under the Qualified Plan in the form of a joint and 50% survivor annuity with the Surviving Spouse as contingent annuitant if the Participant had terminated employment on his or her date of death and payments had commenced on the Participant’s Normal Retirement Date, determined without regard to the limitations imposed by Section 401(a)(4) of the Code, the limitation on compensation imposed by Section 401(a)(17) of the Code, or the maximum limitation on benefits imposed by Section 415 of the Code, and disregarding any election by the Participant to name a beneficiary for the pre-retirement death benefit under the Qualified Plan other than his or her Surviving Spouse;

over

(ii)
(50% of the monthly Accrued Basic Retirement Allowance that would have been payable to the Participant under the Qualified Plan in the form of a joint and 50% survivor annuity with the Surviving Spouse as contingent annuitant if the Participant had terminated employment on his or her date of death and payments had commenced on the Participant’s Normal Retirement Date, determined with regard to the limitations imposed by Section 401(a)(4) of the Code, the limitation on compensation imposed by Section 401(a)(17) of the Code, and the maximum limitation on benefits imposed by Section 415 of the Code but disregarding any election by the Participant to name a beneficiary for the pre-retirement death benefit under the Qualified Plan other than his or her Surviving Spouse.

For the Surviving Spouse of a Participant who does not meet the above requirements but who dies before his Benefit Commencement Date, the benefit payable to the Surviving Spouse shall be equal to the Actuarial Equivalent of the excess of (i) over (ii) above, adjusted for commencement at the Participant’s Normal Retirement Date at the time set forth in paragraph (a) above. For this purpose, for a Participant with 20 years of Credited Service (as such term is defined in the Qualified Plan on January 1, 2009), the Actuarial Equivalent of a benefit payable immediately at any age from age 55 and up to age 65 shall be determined using the early retirement factors in the Qualified Plan as of the date of death.  Actuarial Equivalence for a benefit payable immediately that is paid before age 55 or with regard to a Participant with less than 20 years of Credited Service (as such term is defined in the Qualified Plan on January 1, 2009) shall be determined using the definition of Actuarial Equivalence specified in the Qualified Plan.

(c)
If within the 180-day period prior to his or her Qualified Plan Annuity Starting Date, a Participant has elected a joint and 100% or 75% survivor annuity form of payment with his or her Surviving Spouse as contingent annuitant under the Qualified Plan, “100%” or “75%”, whichever applicable, shall be substituted for “50%” and “Benefit Commencement Date” shall be substituted for “Normal Retirement Date” in paragraph (b) above, provided that such substitutions do not cause the Plan to incur any of the failures under Code Section 409A.

(d)
Upon the death of a Participant on or after his or her Benefit Commencement Date, no further benefits shall be paid on behalf of such Participant under the Plan except to the extent such Participant had elected to receive benefits in an optional form, in which case survivor benefits shall be paid in accordance with the option elected.

(e)
If the Actuarial Equivalent value of the benefits to be paid under the Plan and all plans that are required to be aggregated with the Plan under Code Section 409A is less than or equal to the applicable dollar amount under Section 402(g)(1)(B) of the Code, such benefit shall be paid in one lump sum

2.09
Reemployment of Former Participant or Retired Participant
If a Participant who retired or otherwise has a Separation from Service with the Corporation and its Affiliates is reemployed by the Corporation or an Affiliate, any payment of a Grandfathered Benefit shall cease and any payment of a Non-Grandfathered Benefit under the Plan shall not cease.  The Participant shall not accrue any additional benefits under the Plan.  Upon the Participant’s subsequent Separation from Service, payment of the Grandfathered Benefit shall be recomputed in accordance with the provisions of the Qualified Plan applicable to reemployed participants and any benefits then payable hereunder shall be reduced by the Actuarial Equivalent value of any Grandfather Benefit previously paid under the Plan.

2.10
Delay of Payments

Any payment otherwise due under the Plan which would (i) not be deductible in whole or in part under Code Section 162(m), or (ii) violate Federal securities laws or other applicable law may not be made until the earliest date on which such payment no longer is nondeductible or violates such laws.  Payment may be delayed for a reasonable period in accordance with the provisions of Code Section 409A (including in the event the payment is not administratively practical due to events beyond the recipient’s control such as where the recipient is not competent to receive the benefit payment, there is a dispute as to amount due or the proper recipient of such benefit payment, or additional time is needed to calculate the amount payable).   Any benefit delayed under this Section 2.10 shall be adjusted appropriately to maintain its Actuarial Equivalent value in accordance with Code Section 409A.

2.11
Qualified Domestic Relations Orders

Any domestic relations order must be submitted to the Committee and determined by the Committee to be qualified.  Any domestic relations order determined to be qualified by the Committee (a “QDRO”) shall only apply to future benefits payable under the Plan.  No benefits shall be paid under the Plan pursuant to a QDRO until a Participant elects to or otherwise begins to receive his benefit under the Plan.  Any payment to an alternate payee pursuant to a QDRO shall be based on the time and form of payment elected by the Participant or, if applicable, the death benefit provisions in the Plan.

ARTICLE III
PLAN ADMINISTRATION

3.01	Administration

(a)
The administration of the Plan, the exclusive power and complete discretionary authority to interpret it, and the responsibility for carrying out its provisions are vested in the Committee or its designate.  The Committee shall have the complete discretionary authority to administer the Plan and resolve any question under the Plan.  The determination of the Committee as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.  The Committee may employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan.

(b)
To the extent permitted by law, all agents and representative of the Committee shall be indemnified by the Corporation and held harmless against any claims and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect or willful misconduct.

3.02	Claims Procedure

	(a)	Submission of Claims

Claims for benefits under the Plan shall be submitted in writing to the Committee or to an individual designated by the Committee for this purpose.

	(b)	Denial of Claim

If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within 90 days following the date on which the claim is filed, which notice shall set forth

		(i)	the specific reason or reasons for the denial;

		(ii)	specific reference to pertinent Plan provisions on which the denial is based;

		(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

		(iv)	an explanation of the Plan's claim review procedure.

If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.

If the claim has not been granted and written notice of the denial of the claim is not furnished within 90 days following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

(c)	Claim Review Procedure

The claimant or his authorized representative shall have 60 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Committee, and may review pertinent documents and submit issues and comments in writing within such 60-day period.

Not later than 60 days after receipt of the request for review, the Committee or its designate shall render and furnish to the claimant a written decision, which shall include specific reasons for the decision and shall make specific references to pertinent Plan provisions on which it is based.  If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension.  Such decision by the Committee shall not be subject to further review.  If a decision on review is not furnished to a claimant within the specified time period, the claim shall be deemed to have been denied on review.

(d)	Exhaustion of Remedy

No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the procedures set forth in this section.

3.03	Expenses

Expenses of the Committee attributable to the administration of the Plan shall be paid directly by the Corporation.

ARTICLE IV
GENERAL PROVISIONS

4.01	Funding

(a)
All amounts payable in accordance with the Plan shall constitute a general unsecured obligation of the Corporation.  Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Corporation, to the extent not paid from the assets of any trust established pursuant to paragraph (b) below.

(b)
The Corporation may, for administrative reasons, establish a grantor trust for the benefit of Participants in the Plan.  The assets placed in said trust shall be held separate and apart from other Corporation funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

		(i)	the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of ERISA;

		(ii)	the Corporation shall be treated as "grantor" of said trust for purposes of Section 677 of the Code;

(iii)
the agreement of said trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Corporation to satisfy claims of the Corporation's general creditors and that the rights of such general creditors are enforceable by them under federal and state law;

		(iv)	the trust shall be sited in the United States; and

		(v)	the funding of the trust shall not be contingent on the financial condition of the Corporation.

4.01	Duration of Benefits

Benefits shall accrue under the Plan on behalf of a Participant only for so long as the provisions of Section 401(a)(4), Section 401(a)(17), or Section 415 of the Code limit the benefits that are payable under the Qualified Plan.

4.03	Discontinuance and Amendment

The Board of Directors of the Corporation reserves the right to modify, amend, or discontinue in whole or in part, benefit accruals under the Plan at any time.  However, no modification, amendment, or discontinuance shall adversely affect the right of any Participant to receive the vested benefits accrued as of the date of such modification, amendment or discontinuance.  Notwithstanding the foregoing, following any amendment, benefits may be adjusted as required to take into account the amount of benefits payable under the Qualified Plan after the application of the limitations referred to in Section 2.02 hereof.  Notwithstanding any of the forgoing, any modification, amendment, or discontinuance shall comply with the requirements of Code Section 409A.

4.04	Termination of Plan

The Board of Directors of the Corporation reserves the right to terminate the Plan at any time, provided, however, that no termination shall be effective retroactively and any such termination shall comply with the requirements of Code Section 409A.  As of the effective date of termination of the Plan:

	(a)	A Participant shall become vested in, and have a nonforfeitable right to, his or her Grandfathered Benefit;

(b)
the benefits of any Participant, Spouse, Surviving Spouse, or Beneficiary whose benefit payments have commenced shall continue to be paid, but only to the extent such benefits are not otherwise payable under the Qualified Plan because of the limitations referred to in Section 2.02 hereof, and

	(c)	no further benefits shall accrue on behalf of any Participant whose benefits have not commenced, and such Participant and his or her Spouse, Surviving Spouse, or Beneficiary shall:

		(i)	retain the right to Grandfathered Benefits hereunder; and

(ii)
retain the right to Non-Grandfathered Benefits hereunder, provided that on or after the effective date of Plan termination the Participant is vested under the Qualified Plan.
All other provisions of the Plan shall remain in effect.

4.05
Plan Not a Contract of Employment

The Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by the Plan or related instruments, except as specifically provided therein.  The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Corporation or any Affiliate to discharge any person and to treat him or her without regard to the effect which such treatment might have upon him or her under the Plan.  Each Participant and all persons who may have or claim any right by reason of his participation shall be bound by the terms of the Plan and all agreements entered into pursuant thereto.

4.06
Facility of Payment

In the event that the Committee shall find that a Participant or Beneficiary is unable to care for his or her affairs because of illness or accident, or because such individual is a minor or has died, the Committee may, unless claim shall have been made therefore by a duly appointed legal representative, direct that any benefit payment due him or her, to the extent not payable from a grantor trust, be paid on his or her behalf to his or her spouse, a child, a parent or other blood relative, or to a person with whom he or she resides, and any such payment so made shall be a complete discharge of the liabilities of the Corporation, its Affiliates, and the Plan therefore.

4.07	Withholding Taxes The Corporation shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

4.08
Nonalienation

Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits.

4.09	Construction

(a)
The Plan is intended to constitute an unfunded deferred compensation arrangement maintained for a select group of management or highly compensated employees within the meaning of Section 201(2), Section 301(a)(3), and Section 401(a)(1) of ERISA, and all rights under the Plan shall be governed by ERISA.  Subject to the preceding sentence, the Plan shall be construed, regulated and administered under the laws of the State of New Jersey, to the extent such laws are not superseded by applicable federal law.  The Plan shall be construed and interpreted to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).  The Committee is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code Section 409A and to declare any election, consent or modification thereto void if non-compliant with Code Section 409A.  The Committee, the Corporation and any related parties shall not be responsible for the payment of any taxes or related penalties or interest for any failure to comply with Code Section 409A.

(b)	The masculine pronoun shall mean the feminine wherever appropriate.

(c)	The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

(d)	The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

APPENDIX A
SPECIAL PROVISIONS APPLICABLE TO PARTICIPANTS
UNDER THE ENHANCED RETIREMENT PROGRAM

This Appendix A, which is effective as of September 15, 2004 and constitutes an integral part of the Plan, is applicable solely with respect to Participants who elect to retire from the Corporation and all Affiliates pursuant to the Enhanced Retirement Program offered from September 16, 2004 through November 10, 2004 (hereinafter referred to as an “ERP Participant”).

Amount of Benefits

If an ERP Participant’s Benefit Commencement Date is prior to the earlier of his or her Qualified Plan Annuity Starting Date and his or her Unreduced Benefit Commencement Date:

(a)
prior to the earlier of the Participant’s Qualified Plan Annuity Starting Date and his or her Unreduced Benefit Commencement Date, the ERP Participant’s benefit under Section 2.02, prior to adjustment in accordance with Section 2.04, shall be a monthly payment for the life of the ERP Participant and shall equal the amount determined in accordance with Section 2.02(a), without regard to the offset set forth in Section 2.02(b); and

(b)
on and after the earlier of the Participant’s Qualified Plan Annuity Starting Date and his or her Unreduced Benefit Commencement Date, the ERP Participant’s benefit under Section 2.02, prior to adjustment in accordance with Section 2.04, shall be a monthly payment for the life of the ERP Participant and shall equal the amount determined in accordance with Section 2.02, including the offset set forth in Section 2.02(b), substituting the earlier of the Participant’s Qualified Plan Annuity Starting Date and his or her “Unreduced Benefit Commencement Date” for “Benefit Commencement Date” in Section 2.02(b)

Form of Payment

(a)
If an ERP Participant’s Benefit Commencement Date is on or after his or her Qualified Plan Annuity Starting Date but prior to January 1, 2007, the benefit under Section 2.02 shall be paid in the same form of payment in which the ERP Participant receives his or her Accrued Basic Retirement Allowance under the Qualified Plan.

(b)
If an ERP Participant’s Benefit Commencement Date is prior to his or her Qualified Plan Annuity Starting Date or after December 31, 2006, the benefit under Section 2.02 shall be paid from the ERP Participant’s Benefit Commencement Date until such Qualified Plan Annuity Starting Date in the form of payment provided for in accordance with the following:

	(i)	Unless an ERP Participant has made a valid election under paragraph (ii) below of an optional form of payment, the benefit under Section 2.02(a) of an ERP Participant shall be paid as follows:

		(A)	If the ERP Participant does not have a Spouse on his or her Benefit Commencement Date, a single life annuity for the life of the ERP Participant, with no payments after his or her death.

(B)
If the ERP Participant does have a Spouse on his or her Benefit Commencement Date, a reduced benefit of Actuarial Equivalent value to the benefit payable under Section 2.02(a), which shall be payable for the ERP Participant’s life and after his or her death 50% of such reduced amount shall be payable during the life of, and to the Spouse whom the ERP Participant was married on his or her Benefit Commencement Date.

(ii)
Subject to paragraph (iii) below, an ERP Participant may elect to convert the benefit otherwise payable to him or her under the provisions of Section 2.02(a) into an optional benefit of Actuarial Equivalent value as provided in one of the options set forth below;

Option A:  A reduced benefit payable during the ERP Participant’s life and after his or her death payable during the life of, and to the ERP Participant’s Beneficiary.

Option B:  A reduced benefit payable during the ERP Participant’s life and after his or her death 50% of such reduced amount payable during the life of, and to the ERP Participant’s Beneficiary.

Option C:  Effective January 1, 2008, a reduced benefit payable during the Participant’s life and after his or her death 75% of such reduced amount payable during the life of, and to the Participant’s Beneficiary.

Option D:  A reduced benefit payable during the ERP Participant’s life, and if the ERP Participant dies within 120 months of his or her Benefit Commencement Date, the remaining balance of such 120 monthly payments shall be paid to the ERP Participant’s primary Beneficiary (or the ERP Participant’s secondary Beneficiary, if one has been designated and if the primary Beneficiary is not then alive); provided, however, that if the primary Beneficiary (or the secondary Beneficiary, if one has been designated, if the primary Beneficiary is not alive on the ERP Participant’s date of death) does not survive the 120-month period, a lump sum payment of Actuarial Equivalent value to the remaining payments shall be paid to the estate of the last to survive of the ERP Participant, the primary Beneficiary, and the secondary Beneficiary.

Option E:  A benefit payable for the ERP Participant’s life with no payments after his or her death.

If an ERP Participant elects to receive his or her benefit under Section 2.02 prior to his or her Qualified Plan Annuity Starting Date, Actuarial Equivalent value shall be determined:

(A)  as of the Participant’s Benefit Commencement Date for purposes of adjusting the amount of benefit determined under Section 2.02(a); and
(B) as of the earlier of the Participant’s Unreduced Benefit Commencement Date and his or her Qualified Plan Annuity Starting Date for purposes of adjusting the amount of benefit determined under Section 2.02(b).

(iii)
Notwithstanding the foregoing, subject to the provisions of Code Section 409A , an ERP Participant’s election to receive his or her benefit payable under Section 2.02 in an optional form of payment as described in paragraph (b) above shall be effective as of the ERP Participant’s Benefit Commencement Date, provided that the ERP Participant makes and submits to the Committee his or her election of an optional from of payment prior to his or her Benefit Commencement Date.  Any election hereunder as to an optional form of payment may be revoked prior to the ERP Participant’s Benefit Commencement Date. An ERP Participant who does not have a valid form of payment election on his or her Benefit Commencement Date shall receive his or her benefit in accordance with subparagraph (i)(A) or (B) above.

Timing of Payment

(a)
Unless an ERP Participant has made a valid election under paragraphs (b) and (c) below of an optional Benefit Commencement Date, the Benefit Commencement Date of an ERP Participant shall be the first day of the month following the later of:

	(i)	the ERP Participant’s Separation from Service; and

	(ii)	the earliest date the ERP Participant could receive an unreduced retirement allowance under the Plan.

(b)	In lieu of the Benefit Commencement Date specified in paragraph (a) above, an ERP Participant may elect to commence his or her benefits under the Plan on one of the following dates:

	(i)	the first day of the month following the ERP Participant’s Separation from Service; or

	(ii)	the first day of the month following the later of:

		(A)	the ERP Participant’s Separation from Service; and

		(B)	the date specified by the ERP Participant (which date shall be no later than the ERP Participant’s 60th birthday).

(c)
An ERP Participant’s initial election under paragraph (b) above must have been made by October 29, 2004. Unless otherwise provided under the provisions of Code Section 409A, an ERP Participant who made an initial election under paragraph (b) above by October 29, 2004 may revoke his or her initial election under paragraph (b) above and make a one-time subsequent election under paragraph (b) above or an ERP Participant who did not make an initial election under paragraph (b) above by October 29, 2004 may make a one-time election under paragraph (b), provided such one-time election:

	(i)	shall become effective 12 months after the date such election is made;

	(ii)	must be made at least 12 months prior to the date payments to the ERP Participant would otherwise commence pursuant to paragraph (a) above; and

	(iii)	the newBenefit Commencement Date under such election must be at least 5 years after the date payments to the ERP Participant would otherwise commence pursuant to paragraph (b) above.

Notwithstanding the foregoing provisions of this paragraph (c), an initial election pursuant to paragraph (b) that is made by October 29, 2004  shall become effective on the date such election is made.  For purposes of this paragraph (c), an election is deemed to be made on the date such election is received by the Committee.

Vesting

An ERP Participant shall be vested in, and have a nonforfeitable right to, the benefits payable under Article II of the Plan, as modified by this Appendix A, upon his or her Separation from Service.

APPENDIX B
SPECIAL PROVISIONS APPLICABLE TO KATHLEEN T. ELLIS

This Appendix B, which is effective as of May 15, 2005 and constitutes an integral part of the Plan, is applicable solely with respect to Kathleen T. Ellis.

Kathleen T. Ellis shall be eligible to participate in this Plan as of December 31, 2004.

Amount of Benefits

If, as of her date of termination from the Corporation and all Affiliates, Kathleen T. Ellis has completed at least five full years of service with the Corporation or an Affiliate, Kathleen T. Ellis shall be entitled to a benefit under the Plan equal to:

(a)
the monthly Accrued Basic Retirement Allowance that would have been payable to Kathleen T. Ellis beginning on her Benefit Commencement Date in the form of a life annuity under the terms of the Qualified Plan, determined without regard to the limitations imposed by Section 401(a)(4) of the Code, the limitation on compensation imposed by Section 401(a)(17), or the maximum limitation on benefits imposed by Section 415 of the Code, and as if Kathleen T. Ellis had completed five additional years of “Credited Service” (as such term is defined in the Qualified Plan) under the Qualified Plan without regard to any election to defer compensation under the New Jersey Resources Corporation Officer’s Deferred Compensation Plan (or a successor plan) and without regard to any accruals under the Qualified Plan because of a disability if such accruals relate to any period after which a Participant has commenced her benefit under this Plan;
over

(b)
the monthly Accrued Basic Retirement Allowance that would have been payable to Kathleen T. Ellis beginning on her Benefit Commencement Date in the form of a life annuity under the terms of the Qualified Plan without regard to any accruals under the Qualified Plan because of a disability if such accruals relate to any period after which a Participant has commenced her benefit under this Plan;

provided; however, that if Kathleen T. Ellis’s Benefit Commencement Date is prior to the earlier of her Qualified Plan Annuity Starting Date and her Unreduced Benefit Commencement Date, the offset under paragraph (b) above shall not be applied until the first day of the month coincident with or next following the earlier of her Qualified Plan Annuity Starting Date and her Unreduced Benefit Commencement Date, and by substituting “the earlier of her Qualified Plan Annuity Starting Date and her Unreduced Benefit Commencement Date” for “her Benefit Commencement Date” in paragraph (b) above.

The determination under paragraph (a) above shall be made as of Kathleen T. Ellis’s Benefit Commencement Date, and any adjustment to the amount computed pursuant to paragraph (a) above for commencement before or after her Normal Retirement Date shall be made using the applicable adjustment factors under the Qualified Plan, determined taking the five additional years of Credited Service into account.

The determination under paragraph (b) above shall be made as of the later of Kathleen T. Ellis’s Benefit Commencement Date or the earlier of her Qualified Plan Annuity Starting Date and her Unreduced Benefit Commencement Date and by substituting “the earlier of her Qualified Plan Annuity Starting Date and her Unreduced Benefit Commencement Date” for “her Benefit Commencement Date” in paragraph (b) above.  Any adjustment to the amount computed pursuant to paragraph (b) above for commencement before or after her Normal Retirement Date shall be made using the applicable adjustment factors under the Qualified Plan, determined without taking the five additional years of Credited Service into account.

Form of Payment

If Kathleen T. Ellis elects to receive her benefit under Section 2.02 prior to her Qualified Plan Annuity Starting Date, Actuarial Equivalent value shall be determined:

(a) as of her Benefit Commencement Date for purposes of adjusting the amount of benefit determined under Section 2.02(a); and

(b) as of the earlier of her Unreduced Benefit Commencement Date and her Qualified Plan Annuity Starting Date for purposes of adjusting the amount of benefit determined under Section 2.02(b).

Timing of Payment

For purposes of Sections 2.05(b) and 2.05(c) of the Plan, Kathleen T. Ellis’s years of Credited Service shall include any additional years of Credited Service she is credited with pursuant to paragraph (a) of the “Amount of Benefits” provisions of this Appendix B.